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                                                                  Exhibit 99.484


                                EXECUTIVE SUMMARY

CalPX is seeking an IT service provider that would enable it to have:

     o A predictable performance with agreed upon service levels for its information systems;

     o    A predictable expenditures for its information systems;

     o Ability to quickly respond to the changing business requirements of the California energy marketplace; and

     o Ability to rapidly introduce new products and services both for the California energy market and other energy markets worldwide.

We hereby propose an outsourcing solution of IT services that not only would meet all the above desired outcomes but also is expected to provide CalPX with significant cost savings.


Our solution calls for Perot Systems to provide IT program management, applications development and computer operations services to CalPX, initially for a 36 month time period. We would phase in these services over a six month time period starting around November 1, 1999 - see below for our proposed implementation timeline. Our approach is described in the body of this proposal.


Perot Systems' customer first service philosophy and proven track record at CalPX, our credibility and smooth working relationship with business organizations at CalPX, and our worldwide experience with providing outsourced IT services and our established IT processes and methodologies will underwrite the success of our proposed solution.


IMPLEMENTATION TIMELINE


We propose to provide IT program management, applications development and computer operations services to CalPX for a period of 36 months starting with the execution of the "outsource contract", which is expected to be around November 1, 1999. Our proposal calls for a phased transfer of CalPX IT services to Perot Systems according to the following timetable.

             [GRAPH CalPX IT Service Provision Implement Timeline]

According to our proposal:

     1. CalPX and Perot Systems will start the "Outsource Contract" negotiations immediately after the acceptance of this proposal by CalPX.

     2. We foresee contract negotiations to last for about one month during which time Perot Systems will conduct a due diligence study under the existing Task Order 5 between CalPX and Perot Systems. All funds collected for the due diligence study will be credited to CalPX should CalPX agree with the outsource contract with Perot Systems. Once signed, the outsource contract will supercede Task Order 5.

     3. We would start the transition of all program management and applications development services to Perot Systems immediately after the outsource contract is signed. This transition, described later in this proposal, is expected to last one month.


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     4.   At the end of the transition time period IT program management and IT applications development services for CalPX will be provided by Perot Systems.

     5. We would conduct a careful study of the computer operations starting with month three and completing by month six. At the same time period we will conduct a series of studies as indicated in Appendix D of this proposal. At the end of this time period either party may decide not to agree with the transfer of computer operations to Perot Systems. Failure to reach an agreement by both parties to transfer computer operations, should it occur, will have no bearing on the transfer of program management and applications development services to Perot Systems.

     6. Should both parties agree to transfer computer operations services to Perot Systems, we would transition computer operations to Perot Systems over one month time period during month six.

The details of our proposed IT solution described in the body of this proposal.


PRICING


Our pricing scheme is meant to help CalPX with predictability of its IT expenditure. In short, our pricing is as follows:

     1. Starting with the transition period for transfer of program management and applications development services Perot Systems, CalPX will pay Perot Systems one million dollars ($1M) per month for the services of up to 50 Perot Systems' associates and contractors. This payment will also cover all travel cost to Los Angeles area for these 50 associates and contractors - will not cover travel cost to outside Los Angeles area on CalPX business. Services of additional Perot Systems associates will be charged on time and material basis using Perot System's published rates for such resources at a 25% discount. This will include services rendered for studies enumerated in Appendix D.

     2. Starting with the transition period for transfer of computer operations to Perot Systems, CalPX will pay Perot Systems one million three hundred and fifty thousand dollars ($1.35M) per month adjusted annually based on consumer price index for the

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          services of up to 70 Perot Systems associates and contractors. This payment will cover all travel cost to Los Angeles area for these 70 associates and contractors - will not cover travel cost to outside Los Angeles area on CalPX business. Services of additional Perot Systems associates and contractors will be charged on time and material basis using Perot System's published rates for such resources less a 25% discount.

     3. If computer operations services are not transferred to Perot Systems, CalPX will continue to pay Perot Systems one million dollars ($1M) per month adjusted annually based on consumer price index for the services of up to 50 Perot Systems associates and contractors. The remaining pricing features will remain the same as clause 1 above.

BENEFITS


As we indicated earlier our proposed solution will enable CalPX to have predictable IT performance and cost and to have the flexibility to address CalPX business requirements in California and beyond. In addition, we believe that our solution will bring substantial savings to CalPX in its current IT expenditure.


The following table compares the cost of our solution with what we have estimated to be the baseline CalPX IT expenditure under status quo - we have conservatively assumed that CalPX baseline IT expenditure will remain constant over the next three years. The table shows a saving of more than six million dollars ($6M) over the next 3 years for CalPX.



         =======================================================================================================
                                               Year 1            Year 2           Year 3            Total
         =======================================================================================================
           CalPX Current Baseline IT            $18,742,000      $18,742,100       $18,742,100      $56,226,200
           Expenditure [Am I right that
           this does not include CalPX
           IT network operation which we
           are not planning to take
           over? - FZ]

           Payments to Perot System             $14,530,000      $16,200,000       $16,200.000      $46,930,000

           CalPX Retained and Pass               $2,986,000         $117,400          $117,400       $3,220,800
           Through costs

           Total Perot Solution Cost            $17,516,000      $16,317,400       $16,317,400      $50,150,800

           Savings for CalPX                     $1,226,000       $2,424,700        $2,424,700       $6,075,400
         =======================================================================================================



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In addition we believe that there are additional major savings than will be realized through our solution. These are:

     o Saving in the cost of major financial liability for CalPX due to what we believe to be an inevitable major system crash at CalPX;

     o    Savings due to potential restructuring of MCI and IBM contracts;

     o Saving due to potential for housing the entire CalPX staff in Pasadena that could result from streamlining of IT personnel and equipment; and

     o Savings due to total consolidation of all IT services and elimination of all "phantom IT organisms" throughout the company.

OUR APPROACH


Our approach is described in the body of this proposal. Here, we find it appropriate to broadly describe our solution by referring to the questions in a recent survey of IT services at CalPX. [JIM, PLEASE USE THE ACTUAL QUESTIONS AND ELABORATE OUR PROPOSED ACTIONS IN GREATER DETAIL.]


         ----------------------------------------- ------------------------------------------------------------------
                    Survey Item                                     Proposed Perot Systems Actions
         ----------------------------------------- ------------------------------------------------------------------
         IT Performance                            Implement PSC PMM and follow a standard project management approach
         ----------------------------------------- ------------------------------------------------------------------
         Agreed on Schedules                       Use PIW/PDW to establish and communicate schedules
         ----------------------------------------- ------------------------------------------------------------------
         IT Stability and Reliability              Keep OS/Networks at (0) gen sofware levels, establish systems availability targets
         ----------------------------------------- ------------------------------------------------------------------
         Better Quality Control                    Use a standard approach to software testing & report defects, peer reviews, walkthru's
         ----------------------------------------- ------------------------------------------------------------------
         Project Controls/Methodologies            Change, Problem, Issue, KSP, PSC methods
         ----------------------------------------- ------------------------------------------------------------------
         Clear Roles & Responsibilities            Define clearly what IT is responsible for, SLA
         ----------------------------------------- ------------------------------------------------------------------
         No business alignment                     IT Steering Committee, SLA, monthly customer reporting
         ----------------------------------------- ------------------------------------------------------------------
         Commitments not achieved/deliverables     Deliverables based on project planning using PMM
         ----------------------------------------- ------------------------------------------------------------------
         Lacks critical skills                     EDP, ESM, ASM, training programs, CBT, distance learning
         ----------------------------------------- ------------------------------------------------------------------

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PEROT SYSTEMS' MAJOR ACHIEVEMENTS AT CALPX


Some of our major achievements at CalPX are enumerated below. These achievments underscores our strong commitment to our customers, our wide ranging information system and project management expertise, our complete dedication to our service qualities, and our contributions to CalPX's business sucesses.

CALPX'S BLOCK FORWARDS MARKET (BFM)

Peort Systems played a key role in the development and deployment of the BFM for CalPX. The Block Forwards Market provides CalPX's participants a means to trade standardized monthly block electricity contracts on a forward basis - up to six month ahead. Perot Systems developed the real-time ticker information system, and the CalPX specific settlement and credit system for the CalPX BFM. BFM brings significant benefits to CalPX participants including:

     o Block forward contracts serve as a tool to protect market participants against future price variations for both purchases and sales in the Day-Ahead Market.

     o BFM allows CalPX to expand its energy trading services and enhance overall market efficiency. Th BFM market also positions the CalPX to provide more innovative trading services to participants.

     o BFM allows California ratepayers to benefit from a more competitive and dynamic electricity market place.

Perot systems delivered its BFM products and support services on a extremely tight schedule of ??? months.

ISO DATA BRIDGE (BUCKEYE)

We completely designed and developed the ISO Data Bridge (ISODAB, aka Buckeye) for CalPX. Buckeye provides a seamless data interface between CalPX and the California Independent System Operator (ISO) scheduling systems. Based on the ISO schedule data template specifications, the Buckeye application generates all required input data templates and uploads the templates to the ISO Intranet Web Server, automatically or upon request. Buckeye also downloads all output data templates available in the ISO Web Server and inserts the data into CalPX trading system. Additionally, Buckeye allows the automatic download of ISO settlements data files.

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The Buckeye application provides ease of use through a user-friendly graphical user interface. By automatically executing mundane and repetitive tasks, it allows CalPX trader to focus on more important business issues. Due to its flexible design, it has provided CalPX the capability to easily adapt to changes in the Trading CORE applications and in the ISO interface. It has also simplified IT operations by eliminating a layer of server hardware and database that was used in a previous implementation of an ISO gateway. Finally, Buckeye has enabled CalPX to retire very costly hardware and software systems that were used to served as the original CalPX data bridge to the ISO.



Perot systems delivered ISODAB (Buckeye) on schedule in ??? months.


ZONAL PRICE CALCULATOR (ZPC)

We designed developed the Zonal Price Calculator before the launch of CalPX. ZPC determines Market Clearing Prices (MCP) in different zones of the California Power Energy market. The proper pricing of energy and transmission usage charges is essential in establishing a fair and efficient energy market as well as providing proper economic signals for future resource and transmission allocation.

BOOKOUT

We designed and developed the Bookout application for CalPX. Bookout automatically matches the schedules of participating imports and exports and creates net schedules of matched imports and exports as well as their equivalent adjustment bids. These net schedules are submitted to the ISO for use in congestion management and power flow scheduling with neighboring control areas. The application also translates the final values of the net schedules determined by the ISO back to the corresponding values of imports and exports before the matching, so that participants can schedule their respective resources.


Bookout enables the CalPX participants to save 10% to 20% in ISO Grid Management Charge and wheeling charge on exports and save varying degrees of transmission loss obligation for imports. Such savings are expected to lower the price barrier for trading in the CalPX energy market, thus contributing to maintaining and expanding the trading volume in CalPX energy market.

Perot Systems delivered the Bookout scheduling applications on schedule and on budget.




REAL TIME DATA COLLECTION SYSTEM (RTDC)

We designed and developed the RTDC system to handle CalPX's real-time operational transactions, and to speed up and improve the accuracy of the real-time transaction process. The RTDC system centralized all transaction data into one database while providing a user-friendly interface. RTDC allows the operator to add new and modify previous transactions, track past transaction information, Cancel incorrectly entered transactions, generate daily transaction and daily summary report for real time operators and managers, and generate Powerhouse report for PX data warehouse system.

INTER-TIE TRANSMISSION OVER SCHEDULING (ITOS - PIT O'BULL)

We designed and developed the ITOS to monitor CalPX participants who schedule energy beyond the available transmission capacity across various ISO inter-ties in CalPX Day-Ahead Market. ITOS has been helping PX Day-Ahead Market operators to identify the over-scheduling situation and to prevent the possible market gaming activities.

PX SETTLEMENT REPORTER (PXSR/TO DEBIT)


We designed and developed CalPX Settlement Reporter for CalPX settlement group to handle the following tasks:

     o For both PX Day-Ahead and Hour-Ahead markets estimate the total PX congestion payment to the ISO or credit from ISO for each operating hour. This estimate helps CalPX settlement group verify the congestion settlement charge received from ISO and reduce the possibility of financial dispute regarding the congestion charge.

     o Calculate the TO Debit charge to CalPX due to derating of one or more inter-zonal interface(s) in the Hour-Ahead Market. These charges are used to settle with CalPX Participants according to the PX forward market settlement timelines.


BUSINESS CONSULTING


Perot Systems effectiveness in providing information system products and services to CalPX not only lies on its worldwide experience and expertise in the IT fields, but also are built on our team's business skills and knowledge - our deep understanding and long time experience in designing California energy markets, developing and interacting with CAISO and providing regulatory supports. With true appreciation of CalPX's business needs, we do not find non-business problems for interesting IT solutions - we find the right IT solutions for real business problems.


Our team was involved in the definition and design of both CalPX and CAISO. Our business consulting team has played major roles in the design and development of CalPX zonal pricing mechanism, TO Debit distribution, Bookout business processes, Ancillary Services redesign implementation and the assessment and influence of almost every ISO initiated market change. We have also been providing support for CalPX regulatory filing since Tariff Amendment 5. As one of our efforts to help CalPX initiate critical market changes aimed at retaining CalPX participants, increasing CalPX market efficiency and expanding CalPX service ranges, we recently engaged CalPX in developing alternatives for CalPX participants to trade and schedule transmission rights.